BIOCUREX ANNOUNCES CLOSING OF PUBLIC OFFERING

Richmond, British Columbia (Canada), January 25, 2010 -- BioCurex, Inc. (OTCBB:BOCX) announced today that, on January 22, 2010, it closed on its public offering of 1.2 million units, consisting of 84,000,000 shares of common stock and 84,000,000 redeemable common stock purchase warrants, raising $5.28 million in net proceeds. The redeemable common stock purchase warrants are quoted on the Over-the-Counter Bulletin Board under the symbol BOCXW. Each warrant entitles the holder thereof to purchase one share of the company’s common stock for $0.107. The warrants are immediately exercisable and expire on January 19, 2015. The company may redeem some or all of the warrants at a price of $0.003 per warrant by giving the holders not less than 30 days’ written notice at any time after the company’s common stock closes at or above $0.143 per share for five consecutive trading days. The lead underwriter of the offering was Paulson Investment Company, Portland, Oregon.

The net proceeds from this public offering, after payment of the company’s offering expenses, will be used principally to complete the development, obtain regulatory approval and commercialize the company’s point-of-care Serum-RECAF™ test, to commercialize the veterinary application of the Serum-RECAF™ test and to repay a portion of the company’s outstanding indebtedness. If the underwriter of this offering exercises any part of its over-allotment option, a portion of the gross proceeds therefrom will be used to further pay down the outstanding balance on the secured convertible notes. In addition, under the terms of the Loan Modification Agreement with the secured note holders, the conversion price of the notes has been reset at $0.14, subject to adjustment. Also, the outstanding principal balance on the secured notes will be due and payable on December 31, 2012.

Dr. Ricardo Moro-Vidal, the Chief Executive Officer of BioCurex, stated: “We are very excited with the completion of this offering. The net proceeds will enable us to launch and commercialize our veterinary application of Serum-RECAF™, which does not require regulatory approval, and to complete the development of our point-of-care rapid test after which we will begin the regulatory approval process. Neither of these applications conflicts with the semi-exclusive licenses we have granted to Abbott Laboratories and Inverness Medical Systems with respect to conducting Serum-RECAF™ tests processed through automated diagnostic equipment typically found in hospitals and large clinical laboratories.”

Forward Looking Statement Disclaimer

This release contains a number of forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans” and “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results. The forward looking statements in this press release include statements regarding the intended use of proceeds from the offering.

Communications Act Disclaimer:

The company has not authorized the release of this information in any form that contravenes the Communication Act and will not be responsible for unsolicited massive distribution of this material by e-mail or facsimile by unauthorized parties.

About BioCurex

BioCurex is a development stage diagnostics company focusing on development and commercialization of products for the early detection, diagnosis, and monitoring of recurrence of cancer. BioCurex has developed a blood test, Serum-RECAF™ that can detect the presence of cancer in humans and companion animals using a new cancer marker named RECAF™. The company’s web site is available at www.biocurex.com.

Contact:

Ricardo Moro

BioCurex

Tel: (604) 207-9150